Exhibit 15

                               ARMANDO C. IBARRA

                          Certified Public Accountants
                          (A Professional Corporation)


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the American Institute of
                                            Certified Public Accountants
                                Members of the Better Business Bureau since 1997


December 18, 2003


To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountant APC acknowledges and consents to the incorporation by reference in the Form S-8 (file #0-32199) of Tugboat International, Inc, of our reports dated December 31, 2002, March 31, 2003, June 30, 2003, and September 30, 2003, as Exhibits to the Annual Report on Form 10-KSB, and Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, respectively.

very truly yours,


/s/ ARMANDO C. IBARRA, CPA-APC
-------------------------------
Armando C. Ibarra, CPA-APC


                      371 E. Street Chula Vista, Ca. 91910
        Tel: (619) 422-1348                         Fax:(619) 422-1465